UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Circle Internet Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-2840247
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One World Trade Center
New York, NY 10007
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-286310

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Circle Internet Group, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-286310) relating to the Class A Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Class A Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits

No exhibits are required to be filed as part of this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Circle Internet Group, Inc.
Date: May 27, 2025
	By:	/s/ Jeremy Allaire
	Name:	Jeremy Allaire
	Title:	Chief Executive Officer